Exhibit 10.2

Execution Version

STOCKHOLDERS LETTER AGREEMENT

This Stockholders Letter Agreement is dated as of October 21, 2020 and is delivered by TRP Capital Partners, LP, a Delaware limited partnership (“TRP”), Michael Bor, Aaron Montgomery and William Boland and the family trusts set forth on Exhibit A (collectively, the “Founders”, and together with TRP, the “Stockholders”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

BACKGROUND:

WHEREAS, concurrently herewith, Acamar Partners Acquisition Corp. (the “Acquiror”), Acamar Partners Sub, Inc. (the “Merger Sub”), and CarLotz, Inc. (the “Company”), are entering into an Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Company, with the Company surviving the merger (the “Merger”);

WHEREAS, as of the date hereof, the TRP is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”) of and is entitled to dispose of and vote 2,034,751 shares of Company Preferred Stock, and the Founders are record and “beneficial owners” of and are entitled to dispose of and vote 1,702,408 Company Common Shares (collectively, the “Owned Shares”; the Owned Shares and any additional shares of Company Stock (or any securities convertible into or exercisable or exchangeable for Company Stock) in which such Stockholder acquires record and beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Covered Shares”);

WHEREAS, as a condition and inducement to the willingness of Acquiror and Merger Sub to enter into the Merger Agreement, the Founders and TRP are delivering this Agreement.

NOW, THEREFORE, the parties agree as follows:

AGREEMENTS

1.                  Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 3 and the last paragraph of this Section 1, each Stockholder, in its, his or her capacity as a stockholder of the Company, irrevocably and unconditionally agree that such Stockholder shall, and shall cause any other holder of record of such Stockholder’s Covered Shares to, validly execute and deliver to the Company, on or prior to the third (3rd) Business Day following the date that the consent solicitation statement/prospectus included in the Registration Statement is disseminated to the Company’s stockholders (which shall occur following the date that the Registration Statement becomes effective), the written consent in the form attached hereto as Exhibit B in respect of all of such Stockholder’s Covered Shares. In addition, subject to the last paragraph of this Section 1, prior to the Termination Date (as defined herein), each Stockholder, in its, his or her capacity as a stockholder of the Company, irrevocably and unconditionally agrees that, at any other meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of stockholders of the Company, such Stockholder shall, and shall cause any other holder of record of any of the Stockholder’s Covered Shares to:

(a)         when such meeting is held, appear at such meeting or otherwise cause such Stockholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(b)         vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Stockholder’s Covered Shares owned as of the record date for such meeting (or the date that any written consent is executed by such Stockholder) in favor of the Merger and the adoption of the Merger Agreement, the approval of the Transactions and any other matters necessary or reasonably requested by the Company for consummation of the Merger and the other transactions contemplated by the Merger Agreement;

(c)         vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Stockholder’s Covered Shares owned as of the record date for such meeting (or the date that any written consent is executed by such Stockholder) in favor of the Pre-Closing Company Charter Amendment; and

(d)         vote (or execute and return an action by written consent), or cause to be voted at such meeting, or validly execute and return and cause such consent to be granted with respect to, all of such Stockholder’s Covered Shares against any Acquisition Proposal and any other action that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of such Stockholder contained in this Agreement.

The obligations of any Stockholder specified in this Section 1 shall apply whether or not the Merger or any action described above is recommended by the Company Board.

2.                  No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that such Stockholder shall not, at any time prior to the Termination Date, (i) enter into any voting agreement or voting trust with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, such Stockholder’s obligations pursuant to this Agreement.

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3.                  Termination. This Agreement shall terminate upon the earlier of (i) the Effective Time, and (ii) the termination of the Merger Agreement in accordance with its terms (the earlier such date under clause (i) and (ii) being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 6 to 10 shall survive the termination of this Agreement; provided further, that termination of this Agreement shall not relieve any party hereto from any liability for any intentional breach of, or actual fraud in connection with, this Agreement prior to such termination.

4.                  Representations and Warranties of each Stockholder.Each Stockholder hereby represents and warrants as to itself as follows:

(a)         Such Stockholder is the only record and a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Covered Shares, free and clear of Liens other than as created by this Agreement. As of the date hereof, other than the Owned Shares and Company Options, such Stockholder does not own beneficially or of record any shares of capital stock of the Company (or any securities convertible into shares of capital stock of the Company) or any interest therein.

(b)         such Stockholder (i) except as provided in this Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to such Stockholder’s Covered Shares, (ii) has not entered into any voting agreement or voting trust with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent such Stockholder from satisfying, its, his or her obligations pursuant to this Agreement.

(c)         Such Stockholder (i) that is not an individual, is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and (ii) that is an individual, has the legal capacity to, execute, deliver and perform his or her obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(d)         Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such Stockholder from, or to be given by such Stockholder to, or be made by such Stockholder with, any Governmental Authority in connection with the execution, delivery and performance by such Stockholder of this Agreement, the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Merger Agreement.

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(e)         The execution, delivery and performance of this Agreement by such Stockholder do not, and the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Merger Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the limited liability company agreement or similar governing documents of such Stockholder (if such Stockholder is not an individual), (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of such Stockholder pursuant to any Contract binding upon such Stockholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby) compliance with the matters referred to in Section 4(d), under any applicable Law to which such Stockholder is subject or (iii) any change in the rights or obligations of any party under any Contract legally binding upon such Stockholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair such Stockholder’s ability to perform its, his or her obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

(f)          As of the date of this Agreement, there is no action, proceeding or investigation pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder that questions the beneficial or record ownership of such Stockholder’s Owned Shares, the validity of this Agreement or the performance by such Stockholder of its, his or her obligations under this Agreement.

(g)         Such Stockholder understands and acknowledges that Acquiror is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Stockholder contained herein.

(h)         No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which Acquiror or the Company is or will be liable in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of such Stockholder, on behalf of such Stockholder.

5.                  Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto.

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6.                  Assignment.No party hereto may, except as set forth herein, assign either this Agreement or any of its, his or her rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the parties and their respective successors, heirs, personal representatives and assigns and permitted transferees.

7.                  Counterparts. This Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8.                  Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

9.                  Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. Any action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the District of Delaware or, if such court does not have jurisdiction, the Delaware state courts located in Wilmington, Delaware, , and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such action, waives any objection it may now or hereafter have to personal jurisdiction, venue or convenience of forum, agrees that all claims in respect of the action shall be heard and determined only in any such court, and agrees not to bring any action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action brought pursuant to this paragraph. The prevailing party in any such action (as determined by a court of competent jurisdiction) shall be entitled to be reimbursed by the non-prevailing party for its reasonable expenses, including reasonable attorneys’ fees, incurred with respect to such Action. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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10.              Notices. Any notice, designation, request, request for consent or consent provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company’s records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when sent by facsimile (receipt confirmed) or delivered personally, five (5) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service.

Each Founder’s address is:

c/o CarLotz, Inc.

611 Bainbridge Street, Suite 100

Richmond, VA 23220
Attn: Michael Bor

E-mail: mbor@carlotz.com

with a copy (not constituting notice) to:

Troutman Pepper

1001 Haxall Point, Suite 1500

Richmond, VA 23219

Attn: Mason Bayler

E-mail: mason.bayler@troutman.com

TRP’s address is:

380 N. Old Woodward Avenue, Suite 205

Birmingham, MI 48009
Attention: Dave Mitchell

E-mail: dave.mitchell@trpfund.com

with a copy (not constituting notice) to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue

New York, NY 10022
Attn: Valerie Ford Jacob
E-mail: valerie.jacob@freshfields.com

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IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Letter Agreement on the day and year first above written.

TRP CAPITAL PARTNERS, LP

By:	/s/ David R. Mitchell
Name:	David R. Mitchell
Title:	Managing Director

[Signature Page to Stockholders Agreement]

MICHAEL BOR

By:	/s/ Michael Bor
Name:	Michael Bor
Title:

[Signature Page to Stockholders Agreement]

AARON MONTGOMERY

By:	/s/ Aaron Montgomery
Name:	Aaron Montgomery
Title:

[Signature Page to Stockholders Agreement]

WILLIAM BOLAND

By:	/s/ William Boland
Name:	William Boland
Title:

[Signature Page to Stockholders Agreement]

AARON S. MONTGOMERY 2020 IRREVOCABLE FAMILY TRUST DATED OCTOBER 16, 2020

By:	/s/ Nimisha Parikh
Name:	Nimisha Parikh
Title:	Trustee

[Signature Page to Stockholders Agreement]

MICHAEL W. BOR 2020 IRREVOCABLE FAMILY TRUST DATED OCTOBER 16, 2020

By:	/s/ Katherine G. Bor
Name:	Katherine G. Bor
Title:	Trustee

[Signature Page to Stockholders Agreement]

MICHAEL W. BOR 2020 QUALIFIED GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Michael Bor
Name:	Michael Bor
Title:	Trustee

[Signature Page to Stockholders Agreement]

WILLIAM S. BOLAND 2020 IRREVOCABLE FAMILY TRUST DATED OCTOBER 16, 2020

By:	/s/ Mary Virginia Boland
Name:	Mary Virginia Boland
Title:	Trustee

[Signature Page to Stockholders Agreement]

Exhibit A

1. Michael W. Bor 2020 Qualified Grantor Retained Annuity Trust Dated October 16, 2020

2. Michael W. Bor Irrevocable Family Trust Dated October 16, 2020

3. Aaron S. Montgomery 2020 Irrevocable Family Trust

4. William S. Boland Irrevocable Family Trust Dated October 16, 2020

Exhibit B

WRITTEN CONSENT IN LIEU OF A MEETING OF STOCKHOLDERS

OF CARLOTZ, INC.

[●], 2020

The undersigned (the “Stockholder”), being the holder of shares of common stock and/or preferred stock of CarLotz, Inc., a Delaware corporation, (the “Company”), acting pursuant to Section 228(a) and Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby irrevocably consent to the adoption of the following resolutions in lieu of a meeting with respect to all of the shares of common stock and/or preferred stock held by such Stockholder:

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of October [●], 2020 (the “Merger Agreement”), by and among Acamar Partners Acquisition Corp. (the “Acquiror”), Acamar Partners Sub, Inc. (the “Merger Sub”), and the Company, a copy of which has been provided to the undersigned Stockholder (capitalized terms used herein without definition shall have the respective meaning ascribed to them in the Merger Agreement);

WHEREAS, pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, in connection with the Merger, the Company has proposed to adopt an amendment to its Certificate of Incorporation (the “Pre-Closing Company Charter Amendment”), a copy of which has been provided to the undersigned Stockholder;

WHEREAS, the board of directors of the Company has unanimously (i) declared advisable the Merger Agreement and the Transactions (including the Merger and the Pre-Closing Company Charter Amendment) and determined that it is in the best interests of the Company and its stockholders to enter into the Merger Agreement, (ii) approved the Merger Agreement, the Merger, the Pre-Closing Company Charter Amendment and the other Transactions, (iii) resolved to submit the Merger Agreement, the Merger, the Pre-Closing Company Charter Amendment and the other Transactions to the stockholders of the Company for their approval and adoption by written consent and (iv) resolved to recommend adoption of the Merger Agreement and approval of the Merger, the Pre-Closing Company Charter Amendment and the other Transactions by the stockholders of the Company by written consent; and

WHEREAS, pursuant to the DGCL, the Company’s Certificate of Incorporation and the Company’s stockholders agreement, adoption of the Merger Agreement and approval of the Merger requires the affirmative vote or written consent of (i) the Company Stockholders that hold a majority of the issued and outstanding Company Common Shares and Company Preferred Shares (on an as-converted-to-common basis), voting as a single class, and (ii) the Company Preferred Stockholders that hold a majority of the issued and outstanding Company Preferred Shares, voting as a separate class;

WHEREAS, pursuant to the DGCL, the Company’s Certificate of Incorporation and the Company’s stockholders agreement, approval of the Pre-Closing Company Charter Amendment requires the affirmative vote or written consent of the Company Stockholders that hold a majority of the issued and outstanding Company Common Shares and Company Preferred Shares (on an as-converted-to-common basis), voting as a single class;

WHEREAS, the Merger Agreement makes it a condition to the consummation of the Merger that the Supermajority Approval for the Merger Agreement, the Merger and the Pre-Closing Company Charter Amendment is obtained; now, therefore, be it

RESOLVED, that the Merger Agreement is hereby adopted and approved in all respects;

RESOLVED FURTHER, that the Merger is hereby approved in all respects;

RESOLVED FURTHER, that the Pre-Closing Company Charter Amendment is hereby approved in all respects;

RESOLVED FURTHER, that all the other Transactions and any other matters necessary or reasonably requested by the Company for consummation of the Merger and the other Transactions are hereby adopted and approved in all respects;

RESOLVED FURTHER, that the undersigned Stockholder hereby votes all of the shares of common stock and/or preferred stock held by such Stockholder in favor of the adoption and approval of the Merger Agreement, the Merger, the Pre-Closing Company Charter Amendment, and the other Transactions.

FURTHER RESOLVED, that the undersigned Stockholder hereby waives any and all irregularities of notice, with respect to the time and place of meeting, and consents to the transaction of all business represented by this written consent.

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[Signature page follows.]